Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 646-415-8972

Email: peter@haydenir.com

Dot Hill Systems Announces Five-Year Extension of Supply Agreement with

Hewlett Packard, Preliminary Third Quarter 2011 Financial Results and Earnings

Call Date for Third Quarter 2011

Longmont, CO. – November 2, 2011 – Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of unified virtual storage and SAN storage solutions, today announced that it has amended and extended its agreement with HP. Under the amended agreement, Dot Hill will continue to provide proprietary, private-label RAID storage products to HP for an additional five-year term ending October 30, 2016. The agreement as amended continues to have no minimum purchase commitments by HP.

Dot Hill offers an extensive family of entry-level and midrange disk arrays based on its AssuredSAN™ architecture delivering breakthrough storage performance, efficiency, flexibility and scale.

“Dot Hill has built a solid and dependable architecture which results in industry-leading storage arrays with a flexible, scalable and differentiated set of features,” said Dana Kammersgard, president and chief executive officer, Dot Hill. “Continued success with HP has proven how simple, powerful solutions are creating tremendous customer value. We are very excited to extend our partnership with HP.”

Simultaneously with the extension of the supply agreement, Dot Hill agreed to extend until October 30, 2016 the expiration date of the warrant previously issued to HP to purchase 1,602,489 shares of Dot Hill’s common stock at the original exercise price of $2.40 per share. The impact of this extension on our financial statements is an expected non-cash reduction in revenue of approximately $1.1 million in Dot Hill’s fourth quarter and full-year 2011 GAAP financial results.

Preliminary Financial Results

The Company also updated its guidance for the third quarter of 2011, and now expects net revenue to be approximately $48 million and non-GAAP EPS to be around $(0.01). These expected results are below the net revenue guidance of $50 million to $54 million and at the low-end of the non-GAAP EPS guidance range of $(0.01) to $0.02 established on August 4, 2011. The Company attributed these expected results primarily to inventory re-balancing by a certain customer and also to not recognizing revenue from a software OEM customer who is delinquent in its payments to the Company.

The Company also indicated that it anticipated its third quarter of 2011 non-GAAP gross margin to be in the 28.0% to 28.5% range which would exceed its guidance of 26.5% to 27.5% set in August. Non-GAAP operating expenses for the third quarter of 2011 are projected to be between $14.0 million and $14.2 million including a bad debt charge of approximately $0.2 million associated with the delinquent software OEM customer, compared to $13.8 million to $14.3 million guidance range established in August. The Company also stated that it expected to report cash and cash equivalents as of September 30, 2011 of $45.7 million, which would be in the middle of the guidance range of $44 million to $47 million.

“We anticipate our third quarter of 2011 results will have several highlights including extending our supply agreement with Hewlett Packard by five more years, revenue growth of over 7% on a year-over-year basis excluding Q3 2010 revenues from NetApp, solid revenue growth in both our Tier 2 OEM and channel businesses and winning several new customers,” stated Hanif Jamal, Dot Hill System’s chief financial officer.

The Company is still in the process of finalizing its third quarter 2011 financial results which includes assessing: the carrying value of Goodwill and Long-lived Assets associated with its acquisition of Cloverleaf Communications in January 2010; the potential for additional charges related to a power supply component failure that occurred in 2009; and, the value of liabilities associated with restructuring in 2008 and 2010. The results and conclusions of these assessments are likely to materially impact the Company’s third quarter 2011 GAAP financial results.

Dot Hill’s third quarter 2011 financial results conference call is scheduled to take place on November 10, 2011 at 4:30 p.m. ET. The live audio webcast will be accessible at www.dothill.com in the Investor Relations section. For access via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, please dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter Conference ID 20340604.

About Non-GAAP Financial Measures

This press release contains projected financial results that exclude the effects of share-based compensation expense, one-time product defect related costs, severance costs, restructuring costs, intangible asset amortization, goodwill and long-lived asset impairment, transaction expenses associated with our acquisition of Cloverleaf Communications Inc., contingent consideration adjustments, and foreign currency gains or losses, and are not in accordance with U.S. generally accepted accounting principles

(GAAP). In addition, as a result of exiting our relationship with NetApp on or about November 30, 2010, the Company will also be presenting standalone non-GAAP revenue metrics to exclude the historical revenue attributable to NetApp in order to better compare revenue from its ongoing business. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s continued supply of storage products to its customer HP, its ability to broaden and further enhance its storage portfolio and projected financial results for the third quarter of 2011. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the third quarter of 2011 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that sales through channel partners may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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